UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

GOODNESS GROWTH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Binding Letter of Intent with ACE Venture Enterprises, Inc.

On April 1, 2024, Goodness Growth Holdings Inc. (the “Company”), entered into a binding letter of intent (the “Binding LOI”) with ACE Venture Enterprises, Inc. (“ACE”, and together with the Company, the “Parties”). Under the terms of the Binding LOI, the Parties agreed to structure a transaction (the “Transaction”) such that Ace Ventures, LLC, a subsidiary of ACE (“Ace LLC”), will acquire all assets of Vireo Health of New York, LLC, a subsidiary of the Company (“VireoNY”) and a Registered Organization with the Office of Cannabis Management in New York (“RO License”). VireoNY’s assets include, but are not limited to, its RO License, any and all assets used in the operation of and related to VireoNY’s cannabis business within New York State, including leaseholds with Innovative Industrial Properties (“IIP”) on the Johnstown cultivation and manufacturing campus (“Johnstown Campus”), its dispensaries, inventory, intellectual property, internal systems and all other assets (collectively, the “VireoNY Assets”). ACE also agreed to absorb VireoNY’s present management and workforce upon closing of the definitive agreements executed in accordance with the terms of the Binding LOI (the “Closing Date”), subject to certain conditions discussed in the Binding LOI. Pursuant to the Binding LOI, ACE has committed to a Closing Date of no later than June 30, 2024.

In connection with the signing of Binding LOI, the Company committed and agreed that it will provide an unsecured loan to VireoNY in the amount of $2.5 million (the “Loan”), which was funded upon signing of the Binding LOI. Additionally, ACE will have the right to issue an unsecured loan to VireoNY in the amount of no less than $5 million (“ACE Loan”), to be repaid by VireoNY via a promissory note on terms to be mutually agreed upon by the Parties, and subject to obtaining any required waivers under the Company’s existing credit facility. ACE’s purchase price for the VireoNY Assets will be $5.0 million (“Purchase Price”) plus the total amount outstanding under the Loan, if ACE has not made the ACE Loan by May 30, 2024, payable upon the Closing Date. However, if ACE provides the ACE Loan (i) on or before April 30, 2024, the Purchase Price will be reduced to $3.0 million, or (ii) after April 30, 2024, but before May 30, 2024, the Purchase Price will be reduced to $4.0 million.

Pursuant to the Binding LOI, at the Company’s option, ACE will either (i) assume the existing purchase option with IIP in the Johnstown Campus lease pursuant to which ACE would have the right to acquire Johnstown from IIP in accordance with the existing purchase option, or (ii) structure a new purchase option with IIP that provides ACE with the right to acquire the Johnstown Campus from IIP for a mutually agreeable amount to be determined by ACE and IIP. Notwithstanding the foregoing, on the Closing Date, ACE agreed to assume the entirety of the Johnstown Campus lease with IIP.

Following the Closing Date, the Company also agreed to provide ACE with ongoing consulting support, with the scope of work and duration for such consulting support to be mutually agreed upon by the Parties. The Company will receive a 15% interest in adjusted net profits generated by ACE following the Closing Date, which will be calculated based upon an adjusted net income measure to be mutually agreed upon by the Parties in the definitive agreements (“Net Profits”) and will expire on an agreed upon date to be determined in good faith. ACE will have an option to buy-out the Company’s Net Profits interest following the Closing Date for fair market value as agreed upon by the Parties and based upon a projection of future profits discounted to present value, subject to additional deductions and exclusions to be described in the definitive agreements.

Although binding on the Parties, there is no guarantee that the Transaction contemplated by the Binding LOI will be consummated and the terms of any potential transaction will be subject to the definitive documents to be mutually agreed upon by the Parties. The foregoing description of the Binding LOI is qualified in its entirety by reference to the Binding LOI, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Amendments to the Lease Agreement with IIP-NY

On March 5, 2024 and March 11, 2024, VireoNY entered into the Sixth Amendment (“Sixth Amendment”) and Seventh Amendment (“Seventh Amendment”), respectively, to the lease agreement dated October 17, 2023, as amended (the “Lease”), with IIP-NY 2 LLC (“IIP-NY”). The Sixth Amendment was entered into at VireoNY’s request, as agreed by IIP-NY, in order to grant an easement to an adjacent tenant over, on and through a portion of the lands owned by IIP-NY. The Seventh Amendment was entered into to extend the notice and termination dates with respect to VireoNY’s option to terminate the Lease to April 15, 2024 and April 30, 2024, respectively.

The foregoing descriptions of the Sixth Amendment and Seventh Amendment are qualified in their entirety by reference to the Sixth Amendment and Seventh Amendment, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2024.

On April 1, 2024, in connection with the execution of the Binding LOI, VireoNY entered into the Eighth Amendment (the “Eighth Amendment”) to the Lease. The Eight Amendment further extended the notice and termination dates with respect to VireoNY’s option to terminate the Lease to June 15, 2024 and June 30, 2024, respectively. The Eighth Amendment also provides VireoNY with a one-time right to send written notice to IIP-NY to purchase the leased premises from IIP-NY through March 27, 2026, subject to the terms and conditions set forth in the Eighth Amendment.

The foregoing description of the Eighth Amendment is qualified in its entirety by reference to the Eighth Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Forward-Looking Statements:

Certain statements contained in this current report on Form 8-K are forward-looking statements within the meaning of applicable United States and Canadian securities legislation, and are based on future expectations, plans, and prospects for the Company’s business and operations and involve a number of risks and uncertainties. The Company’s forward-looking statements in this report are made as of the date hereof and the Company disclaims any duties to supplement, update or revise such statements on a going forward basis whether as a result of subsequent developments, change or expectations or otherwise. In connection with the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain forward-looking information regarding, among other things, the important factors that could cause further events or results to vary from those addressed in the forward-looking statements, including, without limitation, risks and uncertainties arising from the ability of the Parties to mutually agree to definitive documentation related to the Transaction and to complete such Transaction; the ability of the Company to successfully manage its assets; uncertainties relating to the ability to realize the expected benefits of its business plan; unanticipated or unfavorable regulatory matters; general economic conditions in the industry in which the Company operates, and other risk factors as discussed in other Company filings made from time to time with the United States Securities and Exchange Commission and the Canadian Securities Administrators.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 1, 2024

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODNESS GROWTH HOLDINGS, INC.
(Registrant)

By:	/s/ Josh Rosen
Josh Rosen
Interim Chief Executive Officer and Financial Officer

Date: April 5, 2024